POINT.360

                  ANNUAL MEETING OF SHAREHOLDERS - MAY 10, 2004

                 This Proxy is Solicited On Behalf of Point.360

        The undersigned hereby appoints Haig S.Bagerdjian and Alan R. Steel and each of them, with full power of substitution, as proxies and with all powers the undersigned would possess if personally present, to vote all of the shares of Common Stock, no par value per share (the "Common Stock"), of Point.360 (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 3:00 p.m., local time, on Monday, May 10, 2004, and at any adjournments or postponements thereof, at the facilities of the Company, located at 1133 N. Hollywood Way, Burbank, CA 91505, as directed herein upon the matters set forth on the reverse side hereof and described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement and upon such other matters as may properly be brought before such meeting according to their sole discretion.

        Receipt of the Notice of Annual Meeting and the Proxy Statement is hereby acknowledged.


                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

 X   Please sign, date and return promptly
___  in the enclosed envelope.  Please mark
     your vote in blue or black ink as shown
     here.


(1) Election of five directors
for a one year term.


___ FOR ALL NOMINEES                            NOMINEES: Haig S. Bagerdjian
                                                          Robert A. Baker
___ WITHHOLD AUTHORITY                                    Greggory J. Hutchins
    FOR ALL NOMINEES                                      Sam P. Bell
                                                          G. Samuel Oki
___ FOR ALL EXCEPT
    (See instructions below)


INSTRUCTION:
To withhold authority to vote for any
individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:



To change the address on your account,
please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

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(2) To ratify and approve Singer Lewak
Greenbaum & Goldstein LLP as independent auditors for the fiscal year ending
December 31, 2004.

___ FOR

___ AGAINST

___ ABSTAIN


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. AS TO ANY OTHER MATTER COMING BEFORE THE MEETING, EACH OF THE PERSONS AUTHORIZED AS PROXIES HEREWITH IS AUTHORIZED TO VOTE IN HIS DISCRETION ON SUCH MATTER. THE VOTING POWER GRANTED TO THE PROXY HOLDERS INCLUDES THE POWER TO VOTE CUMULATIVELY IN THE ELECTION OF DIRECTORS IF DEEMED NECESSARY OR APPROPRIATE BY THE PROXY HOLDERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION AND APPROVAL OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY.

Signature of Shareholder                               Date:

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Signature of Shareholder                               Date:

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NOTE:  Please  sign  exactly as your name or names  appear on this  Proxy.  When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.